OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                      July-00



                                              Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                      Ending
Principal                  Scheduled          Prepaid               Liquidated         Contracts               Principal
Balance                    Principal          Principal             Principal          Repurchased             Balance
------------------------------------------------------------------------------------------------------------------------------------
272,662,427.67          (298,889.85)          (343,643.35)       (531,868.93)            0.00                  271,488,025.54
====================================================================================================================================

 Scheduled                                   Scheduled                                   Amount
 Gross                Servicing              Pass Thru             Liquidation           Available for
 Interest             Fee                    Interest              Proceeds              Distribution
------------------------------------------------------------------------------------------------------------
  2,240,868.53             227,218.69          2,013,649.84            367,895.84       3,251,297.57
============================================================================================================



                                               Certificate Account
------------------------------------------------------------------------------------------------------------------------------------

        Beginning                          Deposits                                          Investment               Ending
         Balance               Principal            Interest          Distributions           Interest                Balance
------------------------------------------------------------------------------------------------------------------------------------

        828,472.11            1,170,653.92          2,179,876.21      (4,085,698.34)               2,932.59             96,236.49
====================================================================================================================================


                           P&I Advances at Distribution Date


 --------------------------------------------------------------------------------------

       Beginning              Recovered              Current              Ending
        Balance               Advances              Advances             Balance
 --------------------------------------------------------------------------------------
        2,256,838.50         (2,038,961.49)         1,424,131.61       1,642,008.62
 ======================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                           July-00


Class B Crossover Test                                                                                        Test Met?
-----------------------------------------------------------------------------------------                     ---------------
(a) Remittance date on or after March 2004                                                                          N


(b) Average 60 day Delinquency rate <=               5.5%                                                           Y




(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                MAR 2004 - AUG 2005                  7%                                                             N
                SEP 2005 - AUG 2006                  8%                                                             N
                SEP 2006 - FEB 2008                  9.5%                                                           N
                10.5 THEREAFTER                      10.5%                                                          N


(e) Current realized loss ratio <=                   3.00%                                                          Y

(f) Does subordinated cert. percentage equal or
     exceed                                          46.375%
     of stated scheduled pool balance

                Beginning M balances                                                            36,270,000.00

                Beginning B balances                                                            33,248,000.00

                Overcollateralization                                                           13,601,000.00
                                                                                         ---------------------
                                                                                                83,119,000.00
                Divided by beginning pool
                balance                                                                        272,662,427.67
                                                                                         ---------------------
                                                                                                      30.484%       N
                                                                                         =====================




  Average 60 day delinquency ratio:


                              Over 60s            Pool Balance             %
                        ------------------------------------------------------------

  Current Mo                   13,575,479.75          271,488,025.54     5.00%
  1st Preceding Mo             11,727,710.27          272,662,427.67     4.30%
  2nd Preceding Mo             10,544,085.38          274,547,731.43     3.84%
                                                          Divided by       3
                                                                     ---------------
                                                                         4.38%
                                                                     ===============












  Cumulative loss ratio:

                           Cumulative losses            1,145,890.97
                                             ------------------------
  Divided by Initial Certificate Principal            302,250,407.75     0.379%
                                                                     ===============




  Current realized loss ratio:

                            Liquidation                   Pool
                               Losses                   Balance
                        ---------------------------------------------




  Current Mo                      163,973.09          272,662,427.67
  1st Preceding Mo                262,748.72          274,547,731.43
  2nd Preceding Mo                189,496.87          275,942,541.51
                        ---------------------------------------------
                                  616,218.68          274,384,233.54     0.898%
                                                                     ===============


OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                           July-00



                                                                Delinquency Analysis

                                              31 to 59 days           60 to 89 days          90 days and Over         Total Delinq.
          No. of           Principal             Principal             Principal               Principal                Principal
          Loans            Balance          #    Balance          #    Balance          #      Balance        #         Balance
          --------------------------------------------------------------------------------------------------------------------------
Non Repos     5,667     264,613,604.30      146  5,601,612.63     59   2,441,878.67     93    4,325,430.97       298   12,368,922.27

    Repos       169       6,874,421.24        1     33,250.86     14     511,028.96    153    6,297,141.15       168    6,841,420.97
          --------------------------------------------------------------------------------------------------------------------------

    Total     5,836     271,488,025.54      147  5,634,863.49     73   2,952,907.63    246   10,622,572.12       466   19,210,343.24
          ==========================================================================================================================
                                                                               0.00


                                                                                                                 8.0%          7.08%
                                                                                                              ======================
                                                           Repossession Analysis
                     Active Repos                   Reversal               Current Month
                     Outstanding                   (Redemption)                Repos                    Cumulative Repos
                        Principal                    Principal               Principal                   Principal
               #         Balance           #         Balance       #         Balance           #         Balance
         -------------------------------------------------------------------------------------------------------------


Non Repos     169      6,874,421.24       -1       (29,114.63)     40        1,551,740.44     275       10,426,767.90

    Repos


    Total








OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                       July-00

REPOSSESSION LIQUIDATION REPORT



                                                Liquidated
    Account              Customer               Principal            Sales           Insur.           Total          Repossession
    Number                 Name                  Balance            Proceeds         Refunds         Proceeds          Expenses
------------------------------------------------------------------------------------------------------------------------------------
        1958594 ERNIE ARROYOS                    29,703.18          27,900.00      2,357.67          30,257.67         6,687.00
        1961663 GARY D DOBZENSKI                 29,030.65          27,900.00          0.00          27,900.00         6,687.00
        1965433 ROMAN MORA                       22,513.33          22,500.00        392.64          22,892.64         6,525.00
        1966282 PAMELA D MUNNERLYN               39,102.22          35,500.00      1,011.96          36,511.96         6,915.00
        1969153 GARY R STAFFORD                  26,149.82          26,500.00      1,908.26          28,408.26         6,645.00
        1976596 DANA B BUFF                      36,766.44          34,000.00          0.00          34,000.00         6,870.00
        1995893 KIM M THOMISON                   33,735.64          33,400.00      1,203.12          34,603.12         6,852.00
        2004349 CAROLYN S CLAYTON                37,294.89          33,400.00      3,206.70          36,606.70         6,852.00
        2014488 CHARLES KINGREY                  24,351.31          24,400.00      1,464.06          25,864.06         6,582.00
        2024081 THOMAS C FARMER                  23,549.69          19,900.00         75.03          19,975.03         6,447.00
        2026375 TENNIS L PERRY                   44,711.01          41,000.00      1,199.52          42,199.52        10,845.00
        2026607 THOMAS ELLIOT                    23,445.65          24,900.00        196.41          25,096.41         6,597.00
        2029247 JAMIE L MCLEMORE                 30,546.24          41,000.00        107.54          41,107.54         7,080.00
        2001386 JAN L FRY                        33,710.37          32,900.00      1,482.90          34,382.90         6,837.00
        2009470 EMMA RODRIGUEZ                   72,271.87          64,150.00      2,768.33          66,918.33        11,539.50
        2010007 RACHEL ARNOLD                    24,986.62          26,600.00        334.76          26,934.76         6,648.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                            ----------------------------------------------------------------------------------------
                                                531,868.93         515,950.00     17,708.90         533,658.90       116,608.50
                                            ========================================================================================





                       Net                                                          Net              Current
    Account        Liquidation          Unrecov.                                 Pass Thru          Period Net       Cumulative
    Number           Proceeds           Advances             FHA Ins             Proceeds          Gain/(Loss)       Gain/(Loss)
-----------------------------------------------------------------------------------------------------------------------------------
        1958594      23,570.67            4,194.62                0.00             19,376.05       (10,327.13)
        1961663      21,213.00            3,780.95                0.00             17,432.05       (11,598.60)
        1965433      16,367.64            2,481.33                0.00             13,886.31        (8,627.02)
        1966282      29,596.96            4,071.95                0.00             25,525.01       (13,577.21)
        1969153      21,763.26            3,209.06                0.00             18,554.20        (7,595.62)
        1976596      27,130.00            2,569.12                0.00             24,560.88       (12,205.56)
        1995893      27,751.12            3,606.14                0.00             24,144.98        (9,590.66)
        2004349      29,754.70            3,030.64                0.00             26,724.06       (10,570.83)
        2014488      19,282.06            2,476.45                0.00             16,805.61        (7,545.70)
        2024081      13,528.03            2,704.43                0.00             10,823.60       (12,726.09)
        2026375      31,354.52            2,134.37                0.00             29,220.15       (15,490.86)
        2026607      18,499.41            2,143.29                0.00             16,356.12        (7,089.53)
        2029247      34,027.54            2,447.91                0.00             31,579.63         1,033.39
        2001386      27,545.90            2,622.06                0.00             24,923.84        (8,786.53)
        2009470      55,378.83            2,866.13                0.00             52,512.70       (19,759.17)
        2010007      20,286.76            4,816.11                0.00             15,470.65        (9,515.97)
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                          0.00                                                          0.00             0.00
                ----------------------------------------------------------------------------------------------
                    417,050.40           49,154.56                0.00            367,895.84      (163,973.09)     (1,145,890.97)
                =================================================================================================================
                                                                                                                            0.00
                                                                                                                   ==============

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                               July-00

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                                            Beginning            Beginning
Senior                            Original Certificate   Certificate      Principal Shortfall   Current Principal        Current
Certificates                            Balance            Balance           Carry-Over                Due            Principal Paid
A-1                                   226,687,000.00    195,500,827.55               0.00          1,174,402.13         1,174,402.13









                                  ---------------------------------------------------------------------------------   --------------
Total Certificate Principal Bal.      226,687,000.00    195,500,827.55               0.00          1,174,402.13         1,174,402.13
                                  =================================================================================   ==============


                                                           Beginning            Beginning
Subordinate                        Original Certificate   Certificate       Principal Shortfall     Current Principal    Current
Certificates                              Balance           Balance             Carry-Over                 Due        Principal Paid

M-1                                    22,669,000.00     22,669,000.00               0.00                  0.00                 0.00
M-1 Outstanding Writedown                                         0.00

M-2                                    13,601,000.00     13,601,000.00               0.00                  0.00                 0.00
M-2 Outstanding Writedown                                         0.00

B-1                                    16,624,000.00     16,624,000.00               0.00                  0.00                 0.00
B-1 Outstanding Writedown                                         0.00

B-2                                    16,624,000.00     16,624,000.00               0.00                  0.00                 0.00
B-2 Outstanding Writedown                                         0.00

Excess Asset Principal Balance          6,045,407.75      7,643,600.12
                                  ---------------------------------------------------------------------------------   --------------

Total Excluding Writedown
     Balances                          75,563,407.75     77,161,600.12               0.00                  0.00                 0.00
                                  =================================================================================   ==============

All Certificates Excluding
     Writedown Balances               302,250,407.75    272,662,427.67               0.00          1,174,402.13         1,174,402.13
                                  =================================================================================   ==============



                              Ending Principal   Principal           Ending                             Principal Paid
Senior                         Shortfall Carry- Distribution       Certificate                             Per $1,000
Certificates                         Over          Amount            Balance           Pool Factor        Denomination
A-1                                  0.00       118,456.31     194,207,969.11           85.67230%           5.70328









                              ------------------------------------------------
Total Certificate Principal
     Bal.                            0.00       118,456.31     194,207,969.11
                              ================================================

                                                                     Accelerated
                              Ending Principal       Current           Principal          Ending                      Principal Paid
Subordinate                   Shortfall Carry-       Writedown/       Distribution       Certificate                    Per $1,000
Certificates                       Over             (Writeup)           Amount            Balance       Pool Factor    Denomination

M-1                                  0.00             0.00                          22,669,000.00        100.00000%      0.00000
M-1 Outstanding Writedown                             0.00                                   0.00

M-2                                  0.00             0.00                          13,601,000.00        100.00000%      0.00000
M-2 Outstanding Writedown                             0.00                                   0.00

B-1                                  0.00             0.00                          16,624,000.00        100.00000%      0.00000
B-1 Outstanding Writedown                             0.00                                   0.00

B-2                                  0.00             0.00                          16,624,000.00        100.00000%      0.00000
B-2 Outstanding Writedown                             0.00                                   0.00

Excess Asset Principal Balance                                    (118,456.31)       7,762,056.43
                              --------------------------------------------------------------------

Total Excluding Writedown
     Balances                        0.00             0.00        (118,456.31)      77,280,056.43
                              ====================================================================

All Certificates Excluding
     Writedown Balances              0.00             0.00               0.00      271,488,025.54
                              ====================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORT      MONTH:         July-00

CERTIFICATE INTEREST ANALYSIS

                                                                    Current                               Interest
                  Pass    Beginning Carry-                          Carry-Over                   Ending    Paid Per
      Senior     Through    Over Priority    Current Priority   Priority Interest              Carry-Over   $1,000      Total Class
   Certificates   Rate    Interest Balance   Interest Accrual        Accrual        Paid        Balance     Denom.     Distribution
      A-1        7.8400%       0.00             1,277,272.07          0.00        1,277,272.07     0.00      5.63452   2,570,130.51









                          --------------------------------------------------------------------------------            --------------
Total                          0.00               1,277,272.07        0.00        1,277,272.07     0.00                2,570,130.51
                          ================================================================================            ==============



                                                                          Current                          Ending           Beg.
                   Pass     Beginning Carry-                            Carry-Over       Priority       Carry-Over      Carry-Over
   Subordinate    Through     Over Priority     Current Priority    Priority Interest    Interest   Priority Interest    Shortfall
   Certificates    Rate     Interest Balance    Interest Accured         Accured           Paid          Balance       Int. Balance

M-1                8.0000%              0.00           151,126.67           0.00        151,126.67            0.00


M-2                9.1900%              0.00           100,420.72           0.00        100,420.72            0.00           0.00


B-1                7.0000%              0.00            96,973.33           0.00         96,973.33            0.00


B-2                6.0000%              0.00            83,120.00           0.00         83,120.00            0.00


X                               2,561,542.87           300,996.78           0.00              0.00    2,862,539.65

R                                       0.00                 0.00           0.00              0.00            0.00

Service Fee        1.0000%         18,567.38           227,218.69           0.00        245,786.07            0.00
                  ------------------------------------------------------------------------------------------------------------------

Total                           2,580,110.25           959,856.19           0.00        677,426.79    2,862,539.65           0.00
                  ==================================================================================================================

All Certificates                2,580,110.25         2,237,128.26           0.00      1,954,698.86    2,862,539.65           0.00
                  ==================================================================================================================




                            Current             Current                             Ending             Beg.            Current
                          Shortfall           Carry-Over         Shortfall       Carry-Over        Carry-Over        Writedown
   Subordinate            Interest            Shortfall          Interest         Shortfall         Writedown        Interest
   Certificates            Accrued           Int. Accrued          Paid         Int. Balance      Int. Balance        Accrued

M-1                                                                                                     0.00            0.00


M-2                        3,740.27                 0.00        3,740.27              0.00              0.00            0.00


B-1                                                                                                     0.00            0.00


B-2                                                                                                     0.00            0.00


X

R

Service Fee
                  ------------------------------------------------------------------------------------------------------------------

Total                      3,740.27                 0.00        3,740.27              0.00              0.00            0.00
                  ==================================================================================================================

All Certificates           3,740.27                 0.00        3,740.27              0.00              0.00            0.00
                  ==================================================================================================================





                         Current                              Ending        Interest
                       Carry-Over                          Carry-Over      Paid Per           Total
   Subordinate         Writedown          Writedown        Writedown        $1,000            Class
   Certificates       Int. Accrued      Interest Paid     Int.Balance       Denom.        Distribution

M-1                         0.00               0.00           0.00        6.66667          151,126.67


M-2                         0.00               0.00           0.00        7.38333          104,160.99


B-1                         0.00               0.00           0.00        5.83333           96,973.33


B-2                         0.00               0.00           0.00        5.00000           83,120.00


X                                                                                                0.00

R                                                                                                0.00

Service Fee                                                                                245,786.07
                  -------------------------------------------------               --------------------

Total                       0.00               0.00           0.00                         681,167.06
                  =================================================               ====================

All Certificates            0.00               0.00           0.00                       3,251,297.57
                  =================================================               ====================


                          Cumulative X Interest Shortfall                               2,862,539.65
                          Cumulative Accelerated Prin. Disb.                           (1,716,648.68)
                               Cumulative Unpaid Service Fee                                    0.00
                                                                                  --------------------

                                                                                  --------------------
                                                                                       1,145,890.97
                                                                                  ====================

